EXHIBIT 99.2

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. BOARD AUTHORIZES REPURCHASE OF ADDITIONAL SHARES OF COMMON STOCK

COMPANY ANNOUNCES 9 PERCENT INCREASE IN QUARTERLY CASH DIVIDEND TO $0.12 PER SHARE

DURANGO, Colorado (January 13, 2015) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq/GM: RMCF) (the “Company”) today announced that its Board of Directors has authorized the repurchase of up to $3.0 million of the Company’s outstanding common stock in the open market, or in private transactions, whenever deemed appropriate by management. This represents an increase of $2,058,000 in the share repurchase authorization, as the Company still has $942,000 in share buyback funds available under an authorization approved by the Board in July 2014.

During FY2015, the Company repurchased 166,279 shares of its common stock at an average price of $12.38 per share. During the past 15 years, the Company has repurchased approximately 4,239,000 shares of its common stock (adjusted for stock splits and stock dividends) under repurchase authorizations, at an average price of $5.58 per share.

The Company also announced that its Board of Directors has declared a fourth quarter FY2015 cash dividend of $0.12 per common share outstanding. The cash dividend will be payable March 13, 2015 to shareholders of record at the close of business February 27, 2015. The fourth quarter FY2015 cash dividend of $0.12 represents a 9 percent increase over the previous cash dividend of $0.11 per share. This will be the Company’s 47th consecutive quarterly cash dividend and represents the twelfth increase in cash dividend payout since the Company began paying cash dividends in September 2003.

“The Company’s operating cash flows and financial condition remain very strong, and we are optimistic regarding prospects for Fiscal 2016 and future years,” stated Bryan Merryman, Chief Operating Officer and Chief Financial Officer of Rocky Mountain Chocolate Factory, Inc. “Since our bank balances are currently earning interest at a very low rate, the Board has authorized our twelfth cash dividend increase and has reset our share repurchase authorization at $3.0 million.”

The Board of Directors will consider future cash dividend increases if the Company’s underlying financial performance and liquidity requirements support such distributions.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of January 12, 2015 the Company, its subsidiaries and its franchisees operated 605 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 41 states, Canada, Japan, South Korea, The United Arab Emirates, The Kingdom of Saudi Arabia, Pakistan and Turkey. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “RMCF.” The common stock of U-Swirl trades on the OTCQB market under the symbol “SWRL.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, seasonality, consumer interest in the Company’s products, general economic conditions, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding agreement with Cold Stone Creamery Brands, the success of international expansion efforts, including but not limited to new store openings, the success of U-Swirl and other risks. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

For Further Information, Contact Bryan J. Merryman COO/CFO (970) 375-5678